                                                                    EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               WEBMD CORPORATION

                            Effective August 7, 2001


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                               TABLE OF CONTENTS


ARTICLE I      CORPORATE OFFICES..................................................................................1

   1.1   REGISTERED OFFICE........................................................................................1
   1.2   OTHER OFFICES............................................................................................1

ARTICLE II     MEETINGS OF STOCKHOLDERS...........................................................................1

   2.1   PLACE OF MEETINGS........................................................................................1
   2.2   ANNUAL MEETING...........................................................................................1
   2.3   SPECIAL MEETING..........................................................................................1
   2.4   NOTICE OF STOCKHOLDERS' MEETINGS.........................................................................2
   2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.............................................................2
   2.6   QUORUM...................................................................................................2
   2.7   ADJOURNED MEETING; NOTICE................................................................................2
   2.8   VOTING...................................................................................................3
   2.9   WAIVER OF NOTICE.........................................................................................3
   2.10  NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING...............................................3
   2.11  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS..............................................4
   2.12  PROXIES..................................................................................................4
   2.13  LIST OF STOCKHOLDERS ENTITLED TO VOTE....................................................................5
   2.14  ADVANCE NOTICE OF BUSINESS TO BE TRANSACTED AT ANNUAL MEETINGS...........................................5
   2.15  ADVANCE NOTICE OF NOMINATIONS OF DIRECTORS...............................................................7
   2.16  CONDUCT OF MEETINGS OF STOCKHOLDERS......................................................................9

ARTICLE III       DIRECTORS.......................................................................................9

   3.1   POWERS...................................................................................................9
   3.2   NUMBER OF DIRECTORS.....................................................................................10
   3.3   ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.................................................10
   3.4   RESIGNATION AND VACANCIES...............................................................................10
   3.5   PLACE OF MEETINGS; MEETINGS BY TELEPHONE................................................................10
   3.6   FIRST MEETINGS..........................................................................................11
   3.7   REGULAR MEETINGS........................................................................................11
   3.8   SPECIAL MEETINGS; NOTICE................................................................................11
   3.9   QUORUM..................................................................................................11
   3.10  WAIVER OF NOTICE........................................................................................11
   3.11  ADJOURNED MEETING; NOTICE...............................................................................12
   3.12  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.......................................................12
   3.13  FEES AND COMPENSATION OF DIRECTORS......................................................................12
   3.14  APPROVAL OF LOANS TO OFFICERS...........................................................................12
   3.15  REMOVAL OF DIRECTORS....................................................................................12

ARTICLE IV        COMMITTEES.....................................................................................13

   4.1   COMMITTEES OF DIRECTORS.................................................................................13
   4.2   COMMITTEE MINUTES.......................................................................................13
   4.3   MEETINGS AND ACTION OF COMMITTEES.......................................................................14
   4.4   ADVISORY COMMITTEES.....................................................................................14

ARTICLE V      OFFICERS..........................................................................................14

   5.1   OFFICERS................................................................................................14
   5.2   ELECTION OF OFFICERS....................................................................................14
   5.3   SUBORDINATE OFFICERS....................................................................................15
   5.4   REMOVAL AND RESIGNATION OF OFFICERS.....................................................................15
   5.5   VACANCIES IN OFFICES....................................................................................15
   5.6   CHAIRMAN OF THE BOARD...................................................................................15


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
   5.7   CEO.....................................................................................................16
   5.8   PRESIDENT...............................................................................................16
   5.9   VICE PRESIDENT..........................................................................................16
   5.10  SECRETARY...............................................................................................16
   5.11  CHIEF FINANCIAL OFFICER.................................................................................17
   5.12  TREASURER...............................................................................................17
   5.13  ASSISTANT SECRETARY.....................................................................................17
   5.14  ASSISTANT TREASURER.....................................................................................17
   5.15  AUTHORITY AND DUTIES OF OFFICERS........................................................................18

ARTICLE VI        INDEMNITY......................................................................................18

   6.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS...............................................................18
   6.2   INDEMNIFICATION OF OTHERS...............................................................................18
   6.3   INSURANCE...............................................................................................19

ARTICLE VII       BOOKS AND RECORDS..............................................................................19


ARTICLE VIII      GENERAL MATTERS................................................................................19

   8.1   CHECKS..................................................................................................19
   8.2   EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS........................................................19
   8.3   STOCK CERTIFICATES......................................................................................19
   8.4   SPECIAL DESIGNATION ON CERTIFICATES.....................................................................20
   8.5   LOST CERTIFICATES.......................................................................................20
   8.6   CONSTRUCTION; DEFINITIONS...............................................................................20
   8.7   DIVIDENDS...............................................................................................21
   8.8   FISCAL YEAR.............................................................................................21
   8.9   SEAL....................................................................................................21
   8.10  TRANSFER OF STOCK.......................................................................................21
   8.11  STOCK TRANSFER AGREEMENTS...............................................................................21
   8.12  REGISTERED STOCKHOLDERS.................................................................................21
   8.13  REPRESENTATION OF SHARES OF OTHER CORPORATIONS..........................................................22

ARTICLE IX        AMENDMENTS.....................................................................................22


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


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                               WEBMD CORPORATION


                                   ARTICLE I

                               CORPORATE OFFICES

         1.1      REGISTERED OFFICE

         The registered office of WebMD Corporation (the "Corporation") shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

         1.2      OTHER OFFICES

         The Board of Directors of the Corporation (the "Board of Directors") may at any time establish other offices at any place or places where the Corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1      PLACE OF MEETINGS

         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal office of the Corporation.

         2.2      ANNUAL MEETING

         The annual meeting of stockholders shall be held each year, on a date and at a time designated by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

         2.3      SPECIAL MEETING

         Special meetings of the stockholders of the Corporation may be called for any purpose or purposes at any time by a majority of the members of the Board of Directors or by the Chairman of the Board or the CEO (as defined in Section 5.1 of these Bylaws). Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Special meetings shall be held solely for the purpose or purposes specified in the notice of the meeting.

         2.4      NOTICE OF STOCKHOLDERS' MEETINGS

         All notices of meetings of the stockholders of the Corporation shall be in writing and shall be sent or otherwise given in accordance with Section
2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         2.5      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.6      QUORUM

         Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation as it may be amended from time to time (the "Certificate of Incorporation") or these Bylaws, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote thereat, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, then the Chairman of the Board or stockholders entitled to vote thereat, present in person or represented by proxy, by a majority in voting power thereof, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.7 of these Bylaws, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         2.7      ADJOURNED MEETING; NOTICE

         When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is


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fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.8      VOTING

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

         Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to cast one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question. Except as otherwise provided by law or the Certificate of Incorporation or elsewhere in these Bylaws: (a) the election of directors submitted to stockholders at any meeting shall be decided by a plurality of the votes cast thereon; (b) all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, unless otherwise provided by, or pursuant to, the rules or regulations of any stock exchange applicable to the Corporation, applicable law or any regulation applicable to the Corporation or its securities. Votes need not be by written ballot, unless the Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, requires any vote or votes cast at such meeting to be cast by written ballot.

         2.9      WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         2.10     NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly announced and called, as provided in these Bylaws, and may not be taken by a written consent of the stockholders without a meeting.


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         2.11     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date:

                  (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting;

                  (ii) in the case of any other action, shall be not more than sixty (60) days prior to such action.

         (b)      If the Board of Directors does not so fix a record date:

                  (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

                  (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         2.12     PROXIES

         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.


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         2.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE

         The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         2.14     ADVANCE NOTICE OF BUSINESS TO BE TRANSACTED AT ANNUAL
                  MEETINGS

                  (a) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 2.14 and nominations brought before such meeting in accordance with the procedures set forth in Section 2.15; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Section 2.14 shall be deemed to preclude discussion by any stockholder of any such business. To be properly brought before the annual meeting of stockholders, business must be either (i) specified in the notice of the meeting or any supplement thereto given by or at the direction of the Board of Directors or any duly authorized committee thereof (including any such business included pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section
2.14 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                  (b) In addition to any other requirements under applicable law, for business to be properly brought before an annual meeting by a stockholder under clause (iii) of Section 2.14(a), such stockholder must have given timely notice thereof (in accordance with Section 2.14(c)) in proper written form (in accordance with Section 2.14(d)) to the Secretary of the Corporation.

                  (c) To be timely, a stockholder's notice to the Secretary must be received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th ) day


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following the earlier of (i) the day on which notice of the annual meeting is mailed to stockholders and (ii) the day on which public announcement of the date of the annual meeting is first made by the Corporation; provided, further, that if the Corporation mails notice of the annual meeting to stockholders or otherwise makes public announcement of a date for the annual meeting and subsequently changes the date of such annual meeting (other than a change from a date which is within thirty (30) before or after such anniversary date to another date which is within thirty (30) days before or after such anniversary date), notice by the stockholder will be timely if it is so received not later than the close of business on the tenth (10th) day following the earlier of (A) the day on which notice of the annual meeting reflecting the new date is mailed to stockholders and (B) the day on which public announcement of the new date of the annual meeting is first made by the Corporation. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, PR Newswire, Business Wire, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                  (d) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment); and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made,
(A) the name and record address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from stockholders in support of such proposal, and (E) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any such beneficial owner and/or any such other persons in such business.

                  (e)      Notwithstanding the foregoing provisions of this
Section 2.14, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present business otherwise proposed in accordance with the requirements of this Section 2.14, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

                  (f) The Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the annual meeting was not properly


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brought before the meeting in accordance with the procedures set forth in this
Section 2.14 and, if the Chairman declares to the meeting that any proposed business was not properly brought before the meeting, such business shall not be considered or voted upon at the meeting and shall be disregarded.

         2.15     ADVANCE NOTICE OF NOMINATION OF DIRECTORS

                  (a) Only persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section
2.15 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.15.

                  (b) In addition to any other requirements under applicable law, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof (in accordance with Section 2.15(c)) in proper written form (in accordance with Section 2.15(d)) to the Secretary of the Corporation.

                  (c) To be timely, a stockholders' notice to the Secretary must be received at the principal executive offices of the Corporation (i) in the case of an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th ) day following the earlier of (A) the day on which notice of the annual meeting is mailed to stockholders and (B) the day on which public announcement of the date of the annual meeting is first made by the Corporation; provided, further, that if the Corporation mails notice of the annual meeting to stockholders or otherwise makes public announcement of a date for the annual meeting and subsequently changes the date of such annual meeting (other than a change from a date which is within thirty (30) days before or after such anniversary date to another date that is within thirty (30) days before or after such anniversary date), notice by the stockholder will be timely if it is so received not later than the close of business on the tenth (10th ) day following the earlier of (1) the day on which notice of the annual meeting reflecting the new date is mailed to stockholders and (2) the day on which public announcement of the new date of the annual meeting is first made by the Corporation, or (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th ) day following the earlier of (A) the day on which notice of the special meeting is mailed to stockholders and (B) the day on which public announcement of the date of the special meeting is first made by the Corporation. Notwithstanding anything in the first sentence of this Section 2.15(c) to the contrary, in the event


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


that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the anniversary date of the immediately preceding annual meeting of stockholders (or, in the event that directors are to be elected at a special meeting, at least seventy (70) days prior to the date of such special meeting), a stockholder's notice to the Secretary shall also be considered timely, but only with respect to nominees for any new position created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th ) day following the day on which such public announcement is first made by the Corporation.

                  (d) To be in proper written form, a stockholder's notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination is made, (A) the name and record address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from stockholders in support of such nomination, (E) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such nomination by such stockholder, and (F) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations or proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonable require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  (e)      Notwithstanding the foregoing provisions of this
Section 2.15, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination otherwise proposed in accordance with the requirements of this Section 2.15, such nomination shall be disregarded, notwithstanding that proxies voting for such nominee may have been received by the Corporation.


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                  (f)      The Chairman of the meeting shall have the power and
duty to determine whether any nomination was not made in accordance with the procedures set forth in this Section 2.15 and, if the Chairman of the meeting declares to the meeting that a nomination was not properly made, such nomination shall not be considered or voted upon at the meeting and shall be disregarded.

         2.16     CONDUCT OF MEETINGS OF STOCKHOLDERS

         The date and time of the opening and the closing of the polls for each matter upon which the stockholders of the Corporation will vote at an annual or special meeting of the stockholders shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may, to the extent not prohibited by law, the Certificate of Incorporation or these Bylaws, adopt such additional or supplemental rules and regulations for the conduct of the meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as are adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority, prior to, at the inception of, or during the meeting, to prescribe such additional or supplemental rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine;
(d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of stockholders shall have the authority to make any determinations applicable to the conduct of the meeting necessary or advisable under applicable law, the Certificate of Incorporation or these Bylaws or under any such rules, regulations or procedures adopted in accordance with this Section 2.16. Unless the Board of Directors or the person presiding over the meeting shall determine otherwise, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                  ARTICLE III

                                   DIRECTORS

         3.1      POWERS

         The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         3.2      NUMBER OF DIRECTORS

         The number of directors of the Corporation shall be eleven (11). This number may be changed exclusively by a resolution duly adopted by the affirmative vote of a majority of the members of the Board of Directors then authorized by the Bylaws, except as may otherwise be provided by the Certificate of Incorporation or by statute.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3      ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

         The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the annual meeting of stockholders in 2002, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the annual meeting of stockholders in 2003, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the annual meeting of stockholders in 2001, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         Notwithstanding the foregoing provisions of this Section 3.3, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         3.4      RESIGNATION AND VACANCIES

         Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors and not by the stockholders. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6      FIRST MEETINGS

         The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be determined by the Board of Directors.

         3.7      REGULAR MEETINGS

         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         3.8      SPECIAL MEETINGS; NOTICE

         Special meetings of the Board of Directors may be called by the CEO on twenty-four (24) hours notice to each director, either personally or by mail, telegram, telex, electronic mail, facsimile transmission or telephone; special meetings shall be called by the CEO or Secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the CEO or Secretary in like manner and on like notice on the written request of the sole director.

         3.9      QUORUM

         At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.

         3.10     WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         3.11     ADJOURNED MEETING; NOTICE

         If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.12     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

         3.13     FEES AND COMPENSATION OF DIRECTORS

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

         3.14     APPROVAL OF LOANS TO OFFICERS

         The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

         3.15     REMOVAL OF DIRECTORS

         Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, only with cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                                   ARTICLE IV

                                   COMMITTEES


         4.1      COMMITTEES OF DIRECTORS

         The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amend the Bylaws of the Corporation; and, unless the board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws and, unless the Board of Directors provides otherwise by resolution, each committee may adopt such rules for itself to the extent not inconsistent with these Bylaws and any such rules adopted by the Board of Directors. Except as may otherwise be provided by resolution of the Board of Directors, a majority of the members of any such committee may adopt such governance rules or otherwise fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware of its meetings. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

         4.2      COMMITTEE MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         4.3      MEETINGS AND ACTION OF COMMITTEES

         Except as otherwise provided in this Article IV or in any applicable governance or procedural rules adopted pursuant to Section 4.1, meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of the following Sections of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings),
Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and
Section 3.12 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that (a) special and regular meetings of committees may be called by the CEO and shall be called by the CEO or Secretary upon resolution of the Board of Directors or written request of a majority of the whole Board of Directors or of any two members of the committee; and (b) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.

         4.4      ADVISORY COMMITTEES

         The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more advisory committees, with each committee to consist of one or more of the directors of the Corporation or any other such persons as the Board of Directors may appoint. The Board of Directors may designate one or more persons as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Members who are not members of the Board of Directors shall not have the responsibilities or obligations of members of the Board of Directors nor be deemed directors of the Corporation for any other purpose.


                                   ARTICLE V

                                    OFFICERS

         5.1      OFFICERS

         The officers of the Corporation shall be a Chief Executive Officer (the "CEO"), a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer ("CFO") and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

         5.2      ELECTION OF OFFICERS

         The officers of the Corporation, shall be elected by the Board of Directors. The Board of Directors may also delegate authority to the CEO to elect any officer other than the CEO and the Chairman of the Board, if any. The CEO may delegate authority to the President to elect any officer that the CEO has been delegated the power to elect, other than the President. Each officer shall hold office until his or her successor is qualified or until his or her earlier resignation or removal.

         5.3      SUBORDINATE OFFICERS

         The Board of Directors may appoint or cause to be appointed such officers and agents as the business of the Corporation may require. The Board of Directors may delegate authority to the CEO to appoint or cause to be appointed any such officers or agents. The CEO may delegate authority to the President to appoint or cause to be appointed any such officers or agents. Each such officer or agent shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors, the CEO or the President may from time to time determine. Each such officer shall hold office until his or her successor is qualified or until his or her earlier resignation or removal.

         5.4      REMOVAL AND RESIGNATION OF OFFICERS

         All officers and agents shall be subject to removal, with or without cause, at any time by the Board of Directors. The Board of Directors may delegate authority to the CEO to remove or cause to be removed any officer or agent whose election or appointment could be delegated to the CEO pursuant to this Article V. The CEO may delegate authority to the President to remove or cause to be removed any officer or agent whose election or appointment could be delegated to the President pursuant to this Article V.

         Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

         5.5      VACANCIES IN OFFICES

         Any vacancy occurring in any office of the Corporation shall be filled in accordance with the applicable provisions for election of officers in
Section 5.2 and 5.3.

         5.6      CHAIRMAN OF THE BOARD

         The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws. If there is no CEO then the Chairman of the Board shall also be the CEO of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

         5.7      CEO

         Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the CEO shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. The CEO shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors, if the CEO is also a director. The CEO shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         5.8      PRESIDENT

         The President may assume and perform the duties of the CEO in the absence or disability of the CEO or whenever the office of the CEO is vacant. The President of the Corporation shall exercise and perform such powers and duties as may from time to time be assigned to him or her by the Board of Directors, the CEO, or as may be prescribed by these Bylaws. The President shall have the authority to execute in the name of the Corporation bonds, contracts, deeds, leases and other written instruments to be executed by the Corporation. In the absence or nonexistence of the Chairman of the Board and the CEO, he or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of the Chairman of the Board and the CEO, at all meetings of the Board of Directors, if the President is also a director, and shall perform such other duties as the Board of Directors may from time to time determine.

         5.9      VICE PRESIDENT

         In the absence or disability of the CEO and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President or the Chairman of the Board.

         5.10     SECRETARY

         The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and committees of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

         5.11     CFO

         The CFO shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director. The CFO shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

         5.12     TREASURER

         The Treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the CEO, the President and the Board of Directors, whenever they request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

         5.13     ASSISTANT SECRETARY

         The Assistant Secretary, or, if there is more than one, the Assistant Secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws.

         5.14     ASSISTANT TREASURER

         The Assistant Treasurer, or, if there is more than one, the Assistant Treasurers, in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws.

         5.15     AUTHORITY AND DUTIES OF OFFICERS

         In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.


                                   ARTICLE VI

                                   INDEMNITY

         6.1      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a "director" or "officer" of the Corporation includes any person (i) who is or was a director or officer of the Corporation or any subsidiary of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or any of its subsidiaries or of another enterprise at the request of such predecessor corporation or subsidiary.

         6.2      INDEMNIFICATION OF OTHERS

         The Corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation or any subsidiary of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or any of its subsidiaries or of another enterprise at the request of such predecessor corporation or subsidiary.

         6.3      INSURANCE

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.


                                  ARTICLE VII

                               BOOKS AND RECORDS

         The books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.


                                  ARTICLE VIII

                                GENERAL MATTERS

         8.1      CHECKS

         From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

         The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.3      STOCK CERTIFICATES

         The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the

Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the CEO, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         8.4      SPECIAL DESIGNATION ON CERTIFICATES

         If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.5      LOST CERTIFICATES

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         8.6      CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


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         8.7      DIVIDENDS

         The directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

         The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

         8.8      FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

         8.9      SEAL

         The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

         8.10     TRANSFER OF STOCK

         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

         8.11     STOCK TRANSFER AGREEMENTS

         The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

         8.12     REGISTERED STOCKHOLDERS

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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         8.13     REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The Chairman of the Board, the CEO, the President, the CFO or any other person authorized by the Board of Directors or the CEO, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.


                                   ARTICLE IX

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed, and new bylaws made
(a) by the affirmative vote of the holders of a majority of the total voting power of all classes of outstanding capital stock voting thereon as a single class or (b) by the Board of Directors.


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